Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Scientific Technologies, Incorporated
Fremont, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 File-Number 333-6528 of Scientific Technologies Incorporated, of our report dated March17, 2006, relating to the consolidated financial statements which appear in this Form 10K.

BDO Seidman, LLP
San Francisco, California
March 30, 2006